IRHYTHM TECHNOLOGIES, INC. 2016 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT NOTICE OF GRANT OF RESTRICTED STOCK UNITS Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement, including the Notice of Grant of Restricted Stock Units (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, and any appendices and exhibits attached thereto (all together, this “Award Agreement”). Name (“Participant): Address: The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows: Date of Grant Vesting Commencement Date Number of Restricted Stock Units Vesting Schedule: Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule: Shares Vesting Vesting Date In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By clicking on the accept button on this webpage, Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to clicking on the accept button for this Award Agreement and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address. By accepting this Award Agreement, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (as defined in the Terms and Conditions of Restricted Stock Unit Grant) arising from the Restricted Stock Units and any associated broker or other fees and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

IRHYTHM TECHNOLOGIES, INC. 2016 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT 1. Grant of Restricted Stock Units. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. 2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. 3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date. 4. Payment after Vesting. (a) General Rule. Subject to Section 6, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement. (b) Acceleration. (i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided, when applicable, that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. (c) Section 409A. It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. 5. Forfeiture Upon Termination as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder. 6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer. 7. Tax Consequences. Participant has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company, Participant’s employer (the “Employer”), or Subsidiary or other entity to which Participant provides service (the “Service Beneficiary”) or any of their respective agents, written or oral. Participant understands that Participant (and not the Company, the Employer or the Service Beneficiary) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

8. Tax Obligations (a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer or Service Beneficiary, the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (a) all foreign, national, federal, state, provincial, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) or other social insurance or similar obligations) that are required to be withheld by the Company, the Employer or the Service Beneficiary or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (b) Participant’s and, to the extent required by the Company (or Employer or Service Beneficiary), the Company’s (or Employer’s or Service Beneficiary’s) fringe benefit or similar tax liability, if any, associated with the grant, vesting, or exercise of the Restricted Stock Units or sale of Shares, and (c) any other Company (or Employer or Service Beneficiary) taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company, the Employer or the or Service Beneficiary, as applicable. Participant further acknowledges that the Company and/or the Employer and/or the or Service Beneficiary (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former Employer, as applicable) and/or the Service Beneficiary may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares. (b) Tax Withholding and Default Sell-to-Cover Method of Tax Withholding. When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a taxpayer of a country other than the U.S., Participant will be subject to applicable taxes in his or her jurisdiction. Subject to Section 8(c), the minimum amount of Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker- assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Award Agreement and the Plan) (the “Sell-to-Cover Method”). The proceeds from the Sell-to-Cover Method will be used to satisfy Participant’s Tax Withholding Obligation arising with respect to this Award. In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees. Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding

Obligation and any associated broker or other fees. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent. (c) Sell-to-Cover Method Unavailable. If the use of the default Sell-to-Cover Method to satisfy the Participant’s Tax Withholding Obligations would violate the sale volume limitations of Rule 144(e) of the Securities Act, the Participant will be required to satisfy Participant’s Tax Withholding Obligation by having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount statutorily required to be withheld (or such greater amount up to the maximum statutory rate under Applicable Laws applicable to the Participant if such greater amount would not result in adverse financial accounting treatment, as determined by the Company) (the “Net Share Withholding Method”). (d) Administrator Discretion. Notwithstanding the foregoing Sections, if the Administrator determines it is in the best interests of the Company for Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-Cover Method described in Section 8(b) or the Net Share Withholding Method described in Section 8(c), it may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) withholding the amount of such Tax Withholding Obligation from Participant’s wages or other cash compensation paid to Participant by the Company, the Employer and/or the Service Beneficiary, (iii) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the amount required to be withheld (or such greater amount up to the maximum statutory rate applicable to the Participant if permitted by the Administrator and provided such greater amount would not result in adverse financial accounting consequences to the Company as determined by the Administrator), or (iv) such other means as the Administrator deems appropriate. (e) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation. If Participant fails to make satisfactory arrangements for the payment of such Tax Withholding Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Tax Withholding Obligations otherwise become due, Participant will permanently forfeit such Restricted Stock Units to which Participant’s Tax Withholding Obligation relates and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares if such Tax Obligations are not delivered at the time they are due. 9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. 10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER OR THE SERVICE BENEFICIARY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER OR THE SERVICE BENEFICIARY) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE. 11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. 12. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that: (a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past; (b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company; (c) Participant is voluntarily participating in the Plan; (d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted; (g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company, any Parent, Subsidiary, or Service Beneficiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence); (h) notwithstanding any other provision of the Plan or this Award Agreement, if Participant is subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended, the Plan, the Restricted Stock Units, the underlying Shares and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule; (i) if the Company has adopted an insider trading policy, Participant acknowledges that Participant has read and agrees to comply with such policy, as the same may be amended from time-to-time and further acknowledges and agrees that the Company and any stock plan service provider may institute trading restrictions for the Shares issued pursuant to this Award Agreement to ensure compliance with such policy; and (j) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares. 13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at iRhythm Technologies, Inc., 699 8th Street, Suite 600, San Francisco, CA 94103, or at such other address as the Company may hereafter designate in writing. 15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. 16. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances. 17. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company. 18. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of this Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience. 19. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the

Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement. 20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. 21. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units. 22. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in an appendix to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock Units (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement. 23. Governing Law and Venue. This Award Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Restricted Stock Unit award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Restricted Stock Unit award is made and/or to be performed. 24. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement. 25. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

26. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the addenda, appendices and/or exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

IRHYTHM TECHNOLOGIES, INC. 2016 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT COUNTRY ADDENDUM TERMS AND CONDITIONS This Country Addendum includes additional terms and conditions that govern the award of Restricted Stock Units granted to Participant under the Plan if Participant works and/or resides in one of the countries listed below. If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the award of Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant. Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or this Award Agreement to which this Country Addendum is attached. NOTIFICATIONS This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of August 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Stock Units and acquires Shares, or when Participant subsequently sells Shares acquired under the Plan. In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving the award of Restricted Stock Units, the information contained herein may not be applicable to Participant. Participant acknowledges that Participant has been advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in Participant’s country may apply to his or her individual situation.

GLOBAL PROVISIONS APPLICABLE TO PARTICIPANTS IN COUNTRIES OTHER THAN THE U.S. 1. Foreign Exchange Considerations. Participant understands and agrees that none of Company or any Parent, Subsidiary, Employer or Service Beneficiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the Restricted Stock Units, or of any amounts due to Participant under the Plan or as a result of vesting in his or her Restricted Stock Units and/or the subsequent sale of any Shares acquired under the Plan. Participant agrees and acknowledges that he or she will bear any and all risk associated with the exchange or fluctuation of currency associated with his or her participation in the Plan. Participant acknowledges and agrees that Participant may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to his or her Restricted Stock Units and Participant’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis. 2. Nature of Grant. The following provisions supplement Section 12 of this Award Agreement: (i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; (ii) the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (iii) Participant’s participation in the Plan shall not create a right to further continued service with the Company or any Parent, Subsidiary, Employer or Service Beneficiary and shall not interfere with the ability of Company or any Parent, Subsidiary, Employer or Service Beneficiary to terminate Participant’s status as a Service Provider at any time; (iv) the Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Parent, Subsidiary, Employer or Service Beneficiary), and which is outside the scope of Participant’s employment or other service contract, if any; (v) any notice period under Applicable Laws shall not be treated as service for the purpose of determining the vesting of the Restricted Stock Units, and Participant’s right to receive Shares in settlement of the Restricted Stock Units after termination of service, if any, will be measured by the date of termination of Participant’s service and will not be extended by any notice period mandated under Applicable Laws; subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination; (vi) in the event that Participant is not an employee of the Company, the grant of the Restricted Stock Units will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of the Restricted Stock Units will not be interpreted to form an employment contract with any Parent or Subsidiary or the Service Beneficiary; (vii) Participant’s eligibility to participate in the Plan ceases upon termination of service for any reason; (viii) None of the Company or any Parent, Subsidiary, Employer or Service Beneficiary (as applicable) shall be responsible for Participant’s legal compliance requirements relating to the vesting of Restricted Stock Units and the subsequent ownership and possible sale of the Shares, including, but not limited to, tax reporting, and the opening and using of a U.S. brokerage account; and (ix) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Employer or the Service Beneficiary, waives his or her ability, if any, to bring any such claim, and releases each of the Company, any Parent or Subsidiary, any Employer and any the Service Beneficiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. 3. Data Privacy. Participant hereby explicitly and unambiguously agrees to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Service Beneficiary the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company, any Parent or Subsidiary, the Employer and the Service Beneficiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social or national insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. Participant understands that Data will be transferred to E*TRADE, Infinite Equity, My Equity Comp, and any successors thereto as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant may request a list with the names and addresses of any recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan and/or his or her participation in the Plan. Participant understands that Data may be held only as long as is necessary to implement, administer and manage the Plan and/or Participant’s participation in the Plan. Participant understands he or she may view Data, request additional information about the storage and processing of Data, or request any necessary amendments to Data, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not provide Data necessary for Participant’s participation in the Plan, or if Participant later seeks removal or deletion of his or her Data, his or her status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of such actions is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that to refusing to provide Data or requesting removal or deletion of Data may affect Participant’s ability to participate in the Plan. 4. Recommendation Regarding External Advice. Participant understands agree that none of the Company, any Parent, Subsidiary, Employer or Service Beneficiary are providing any tax, legal or financial advice, nor is the Company or any Parent, Subsidiary, Employer or Service Beneficiary making any recommendations or assessments regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares, or any subsequent disposal or retention of such Shares. Participant understands that he or she is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan. 5. Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

COUNTRY-SPECIFIC TERMS APPLICABLE TO PARTICIPANTS IN COUNTRIES OTHER THAN THE U.S. CANADA Terms and Conditions Award Payable Only in Shares. The grant of the Restricted Stock Units does not give Participant any right to receive a cash payment, and the Restricted Stock Units are payable in Shares only. French Language Provisions. The following provisions will apply if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Award Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention. Notifications Tax Reporting. Foreign property (including the Restricted Stock Units granted under the Plan and the underlying Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30 of the following year. JAPAN Notifications Foreign Asset/Account Reporting Information. If Participant acquires Stock valued at more than ¥100 million in a single transaction, Participant must file a Report on Acquisition or Disposal of Securities (shoken no shutoku mataha joto ni kansuru hokokusho) with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the Stock. In addition, Japanese residents are required to file a Report on Overseas Assets (kokugai zaisan chosho) in respect of any assets (including Stock) held outside Japan as of December 31, to the extent such assets have a total net fair market value exceeding ¥50 million. Such Report must be filed with the competent tax office on or before March 15 each year. NETHERLANDS Notifications Dutch Prohibition Against Insider Trading. By accepting the Restricted Stock Units, Participant understands that it is Participant’s responsibility to be aware of the Dutch insider trading rules. In particular, Participant understands that the Dutch securities laws that prohibit insider trading are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information Participant is advised to review the insider rules provided at the following website of the Authority for the Financial Markets; https://www.afm.nl/nl-nl/consumenten. If Participant is uncertain whether the insider rules apply to Participant, Participant acknowledges that the Company recommends that Participant consult with a legal advisor. Participant understands and agrees that neither the Company nor Participant’s employer can be held liable if Participant violates the Dutch insider trading rules. Participant understands and agrees that Participant is responsible for ensuring his or her own compliance with these rules. PHILIPPINES Terms and Conditions Securities Laws. The Restricted Stock Units will not be effective unless the grant of Restricted Stock Units complies with the Philippine Securities Regulation Code (“SRC”) and the SRC’s implementing rules and regulations. The offer under the Plan does not constitute a public offer as it is an “exempt transaction” under the SRC. The securities being offered or sold herein have therefore not been registered with the Securities and Exchange Commission under the SRC. Any future offer or sale thereof is subject to registration requirements under the SRC, unless such offer or sale qualifies as an exempt transaction. However, Participant is permitted to dispose or sell the Shares acquired under the Plan provided that the sale takes place outside of the Philippines. SWITZERLAND Securities Laws. The Shares acquired under the Plan are not intended to be publicly offered in or from Switzerland. Because the offer of the Plan is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 7 of this Award Agreement: Tax- Related Items shall include Primary and to the extent legally possible secondary class 1 National Insurance Contributions. I agree that the Company or Participant’s Employer may calculate the Tax- Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right I may have to recover any overpayment from relevant U.K. tax authorities. Participant understands and agree that if payment or withholding of any income tax liability arising in connection with Participant’s participation in the Plan is not made by Participant to Participant’s Employer within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)I of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), that the amount of any uncollected income tax will constitute a loan owed by Participant to Participant’s Employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current official rate of His Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by Participant, and the Company and/or Participant’s Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Award Agreement. Notwithstanding the foregoing, Participant understands and agree that if Participant is a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the income tax liability. Participant further understands that, in the event that he or she is such a director or executive officer and the income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute an additional benefit to Participant on which additional income tax and National Insurance Contributions will be payable. Participant understands and agree that he or she is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or Participant’s Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 National Insurance Contributions due on this additional benefit which the Company or Participant’s Employer may recover from Participant by any of the means referred to in the Plan and/or this Award Agreement. At the discretion of the Company, the Restricted Stock Units cannot be settled until Participant has entered into an election with the Company (or Participant’s Employer) (as appropriate) in a form approved by the Company and HMRC (a “Joint Election”) under which any liability of the Company and/or the Employer for Employer’s national insurance contributions arising in respect of the granting, exercise, settlement of or other dealing in the Restricted Stock Units, or the acquisition of Common Stock on the settlement of the Restricted Stock Units, is transferred to and met by Participant.